U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 20, 2012

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Commission File No. 000-53612
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Bonanza Goldfields Corporation
(Name of small business issuer as specified in its charter)

Nevada	26-2723015
State of Incorporation Identification No.	IRS Employer

2415 East Camelback Road, Phoenix, AZ  85016
 (Address of principal executive offices)

 (928) 251-4044
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to Bonanza Goldfields Corporation, unless the context requires otherwise.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 20, 2012, Peter Cao resigned as President, Chief Executive Officer and Secretary of the Company.  Mr. Cao will remain as a member of the Board of Directors.

Effective June 20, 2012, Michael Stojsavljevich was appointed by our Board of Directors as President, Chief Executive Officer and Secretary of the Company.  Mr. Stojsavljevich’s biography is below.

Effective June 20, 2012, Baoky Vu was appointed as a member of our Board of Directors.  Mr. Vu’s biography is below.

Mr. Stojsavljevich’s biography is as follows:

From April, 2011 to the present, Michael Stojsavljevich was Managing Partner with Episteme Advisory Group, a Boutique Corporate Strategy and Marketing Advisory Consultancy firm. From February 2007 through February 2011, Mr. Stojsavljevich was Chief Strategy Officer at the United States Mint, an agency of the United States Treasury Department. From 1999 through 2007, Mr. Stojsavljevich was in managing positions in Marketing, Finance and Corporate Affairs departments at Altria Corporate Services, Philip Morris USA, and Miller Brewing Company. Mr. Stojsavljevich earned a Master’s Degree in Business Economics from Western Michigan University and a Bachelor’s Degree in Economics from Indiana University.

Mr. Vu’s biography is as follows:

From 2009 to the present, Baoky Vu has been a principal of Silverberry Capital LLC, a strategic advisory firm based in Atlanta.  From 1995 through 2009, Mr. Vu was director of equity research, portfolio manager and equity analyst with A. Montag & Associates. Mr. Vu earned a Masters of Business Administration from Georgetown University and a Bachelor of Science in Management from Georgia Institute of Technology.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant Date: June 26, 2012	Bonanza Goldfields Corp. By: /s/ Michael Stojsavljevich
Michael Stojsavljevich
Chief Executive Officer